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                                                SPHERION CORPORATION
NOTICE OF GRANT OF STOCK OPTIONS                ID: 36-3536544
AND OPTION AGREEMENT                            (formerly Interim Services Inc.)
                                                2050 Spectrum Boulevard
                                                Fort Lauderdale, FL 33309

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(NAME OF OPTIONEE)                         OPTION NUMBER:  (0000####)
(ADDRESS LINE 1)                           PLAN:           (09)
(ADDRESS LINE 2)                           ID:             (#########)
(CITY, STATE, ZIP CODE)


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Effective August 9, 2002, you have been granted a(n) (INCENTIVE STOCK OPTION OR
NON-QUALIFIED STOCK OPTION) to buy (NUMBER) shares of Spherion Corporation (the Company) stock at $(OPTION PRICE) per share.

The total option price of the shares granted is $(TOTAL OPTION PRICE = # OF SHARES X PRICE)

Shares in each period will become fully vested on the date shown.


    Shares          Vest Type       Full Vest         Expiration
    ------          ---------       ---------         ----------

(50% OF TOTAL)     On Vest Date     08/09/2003        08/09/2012
(50% OF TOTAL)     On Vest Date     08/09/2004        08/09/2012






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By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's 2000 Stock Incentive Plan and the Stock Option Agreement, all of which are attached and made a part of this document.



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Spherion Corporation                                Date



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(NAME OF OPTIONEE)                                  Date

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                              SPHERION CORPORATION

                            2000 STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


1. GRANT OF STOCK OPTION. Spherion Corporation (the "Company") hereby grants to the Recipient named on the Cover Page, as hereinafter defined, the right and option to purchase, subject to the conditions herein and in the Plan, all or any part of the number of shares of Common Stock of the Company ("Stock Option") at the price and on the other terms, all as described in the Notice of Grant of Stock Options and Option Agreement attached hereto and made a part hereof (the "Cover Page(s)"). That portion, if any, of the Stock Option which is granted with the intent that it be an Incentive Stock Option, is indicated as such on the Cover Page. The Date of Grant is the effective date shown on the Cover Page.

2. TERM OF OPTION. The Stock Option shall expire as to all of its unexercised shares 10 years after the Date of Grant (the "Expiration Date") and, except as provided in Section 3(b), shall terminate when the Recipient ceases for whatever reason to be an employee of the Company or a Subsidiary of the Company, as the case may be. A divestiture by the Company of 100% of its interest in the Recipient's employer shall result in a termination of the Stock Option effective on the date on which such divestiture is completed.

3. EXERCISE OF STOCK OPTION. The Stock Option granted hereunder shall be exercisable from time to time by the Recipient by the giving of written notice of exercise to the Company specifying the number of whole shares to be purchased, and accompanied by full payment of the purchase price therefor, subject, however, to the following restrictions:

     (a) This Stock Option may not be exercised until at least one year after the Date of Grant, and then may be exercised only in one-half (50%) annual increments (that is, only at the end of each one-year period) until the expiration of two years after the Date of Grant, at which time the Stock Option shall become fully exercisable; provided, however, that the right to purchase shall be cumulative, so that if the full number of shares of Common Stock purchasable in any year shall not be purchased in such year, they may be purchased at any time or from time to time thereafter (but prior to the Expiration Date). Notwithstanding the above, this Stock Option shall become fully exercisable at any time after the Recipient reaches "Retirement Age", retires with the approval of the Company and more than one year has elapsed since the Date of Grant. For this purpose, "Retirement Age" shall mean the attainment of age 65.

     (b) This Stock Option may not be exercised in whole or in part if the Recipient is not, at the time of the exercise of such Stock Option, in the employ of the Company or a Subsidiary of the Company, and further has not been continuously so employed from the Date of Grant to and including the date of such exercise of such Stock Option, except that if, prior to the Expiration Date, the Recipient shall cease to be employed by the Company or a Subsidiary of the Company because of death, retirement, "disability" (as defined below), or termination of Recipient's employment by the Company or by such Subsidiary without "cause" (as defined below), this Stock

          Option shall continue and shall terminate: (i) twelve months after the date of death, but only if such death occurred while the Recipient was in the employ of the Company or a Subsidiary of the Company; or, (ii) twelve months after the Recipient's employment ceases due to retirement; or, (iii) twelve months after the date Recipient's employment ceased due to disability; or, (iv) three months after the date of termination of Recipient's employment by the Company or a Subsidiary of the Company without cause. This Stock Option may be exercised through the Expiration Date only to the extent that the Recipient was entitled to exercise the Stock Option at the date of his or her retirement, death, disability or termination of employment without cause, as the case may be. This Stock Option shall, in no event, be exercisable after the Expiration Date. In the event of the death of the Recipient while in the employ of the Company or a Subsidiary of the Company (or within twelve months after retirement or disability or within three months after termination of employment without cause), this Stock Option shall be exercisable only by the Recipient's Personal Representative or the person or persons to whom the Recipient's rights under this Stock Option shall pass by the Recipient's will, living trust agreement or by laws of descent and distribution. For purposes hereof, the terms "disabled" or "disability" shall be as defined in the employment practices or policies of the Company or the applicable Subsidiary of the Company in effect from time to time during the term hereof or, absent such definition, then as defined in the applicable profit sharing plan of the Company or applicable Subsidiary of the Company. Also, for purposes hereof, the term "cause", in connection with termination by the Company or a Subsidiary of the Company of Recipient's employment, shall be as defined in any effective contract of employment between the Recipient and the Company or the applicable Subsidiary, or in the absence thereof, then as defined in current employment practices or policies of the Company or the applicable Subsidiary in effect at the time of such termination.

     (c) This Stock Option may not be exercised at any time when its exercise or the delivery of shares of Common Stock or other securities thereunder would in the opinion of counsel for the Company, be in violation of any state or federal securities laws or any regulation or ruling of the Securities and Exchange Commission. If at any time counsel for the Company shall determine that qualification or registration of the Common Stock under any state or federal securities law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of the exercise of the Stock Option, then it may not be exercised, in whole or in part, unless and until such qualification, registration, consent or approval shall have been effected or obtained free of any conditions such counsel deems unacceptable. Further, the Recipient agrees that upon exercise of this Stock Option he or she will take the shares of Common Stock issuable upon such exercise for investment and not with a view toward the distribution thereof, provided that this representation shall of no force and effect at any time when an effective registration statement under the Securities Act of 1933, as amended, shall be in effect with respect to the Common Stock optioned hereunder.


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

4. PAYMENT FOR SHARES. Full payment of the aggregate option price (defined below) for shares purchased shall be made at the time of exercising the Stock Option in whole or in part. Full payment shall be made (A) in cash, or (B) by delivery of Common Stock of the Company having a market value equal to the aggregate option price, (C) by a combination of payment of cash and delivery of Common Stock of the Company in amounts such that the amount of cash plus the market value of the Common Stock equals the aggregate option price, or (D) by a cashless exercise upon such terms and conditions as the Committee, in its sole and absolute discretion, shall determine. No shares of Common Stock may be tendered in payment for the exercise of the Stock Option if such shares were acquired through the exercise of an Incentive Stock Option unless (a) such shares have been held by the Recipient for at least one (1) year and (b) at least two (2) years have elapsed since such Incentive Stock Option was granted.

5.   PURCHASE PRICE FOR SHARES.

     (a) The aggregate option price shall be the product of (A) the option price per share and (B) the number of shares purchased.

     (b) The option price per share of Common Stock under each Stock Option shall be equal to the closing price for the Common Stock on the New York Stock Exchange ("NYSE") (or on the principal securities exchange or other market on which the Common Stock is then being traded) on the date this Stock Option is granted (or if such closing price is not reported on the date of grant, the last reported closing price). No fractional shares of Common Stock of the Company may be delivered upon the exercise of any Stock Option.

     (c) Upon the exercise of a Stock Option which is subject to income tax withholding, the Company may withhold sufficient shares of Common Stock otherwise issuable pursuant to the option exercise required to satisfy the Recipient's income tax liability at the highest federal, state or local marginal tax rates, or alternatively, the Recipient may tender sufficient shares of Common Stock to satisfy such liability. Any such shares tendered or withheld shall be valued at the closing market price on the date of exercise.

6. CHANGE IN CONTROL. Notwithstanding anything in this Agreement of the contrary, in the event of a Change in Control of the Company (but not in the event of a change in control of the Recipient's employer if said employer is not the Company), the Recipient may, within three months of the effective date of said Change in Control, purchase one hundred percent (100%) of the total number of shares then unexercised to which this Agreement relates. As used in this Section 6, Change in Control means and shall be determined as follows:

     (a) The definition of a "Change in Control" of the Company for purposes of this Agreement shall be as determined, prospectively, from time to time, by the Board of Directors (the "Board") pursuant to the affirmative vote of at least two-thirds of those members of the Board
          (i) who have served on the Board for at least two years prior to such determination, and (ii) whose election, or nomination for election, during such two-year period was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such two-year period. Written notice of any such determination, or modification of a previous determination, shall be provided promptly to the Recipient.

     (b) In the event that at any time during the term of this Agreement the Board has not established a definition of "Change of Control" pursuant to Section 6(a), for purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred upon: (i) the acquisition at any time by a "person" or "group" (as that term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (excluding, for this purpose, the Company or any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to such securities, or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) of beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 25% or more of the combined voting power in the election of directors of the then-outstanding securities of the Company or any successor of the Company; (ii) the termination of service as directors, for any reason other than death, disability or retirement from the Board, during any period of two consecutive years or less, of individuals who at the beginning of such period constituted a majority of the Board, unless the election of or nomination for election of each new director during such period was approved by a vote of at least two-thirds of the directors still in office who were directors at the beginning of the period; (iii) approval by the stockholders of the Company of liquidation of the Company; (iv) approval by the stockholders of the Company and consummation of any sale or disposition, or series of related sales or dispositions, of 50% or more of the assets or earning power of the Company; or (v) approval by the stockholders of the Company and consummation of any merger or consolidation or statutory share exchange to which the Company is a party as a result of which the persons who were stockholders of the Company immediately prior to the effective date of the merger or consolidation or statutory share exchange shall have beneficial ownership of less than 50% of the combined voting power in the election of directors of the surviving corporation following the effective date of such merger or consolidation or statutory share exchange.

     (c) Notwithstanding anything herein to the contrary, no acquisition of beneficial ownership of securities of the Company, merger, sale of assets or other transaction shall be deemed to constitute a Change in Control for purposes of this Agreement if such transaction constitutes a "Management Approved Transaction." For purposes of this Agreement, a "Management Approved Transaction" shall be any transaction, which would otherwise result in a Change in Control for purposes of this Agreement in which the acquiring "person", "group" or other entity is either beneficially owned by, or comprised of, in whole or in part, three or more members of the Company's executive management, as such was constituted twelve months prior to such transaction, or is majority owned by, or comprised of, any employee benefit plan of the Company.

     (d) Notwithstanding anything herein to the contrary, no acquisition of beneficial ownership of securities of the Company, merger, sale of assets or other transaction shall be deemed to constitute a Change in Control for purposes of this Agreement if such transaction is approved by the affirmative vote of at least two-thirds of those member of the Board of Directors (i) who have served on the Board of Directors for at least two years prior to such approval, and (ii) whose election, or nomination for election, during such two-year period was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such two-year period.

7. NO STOCKHOLDER PRIVILEGES. Neither the Recipient nor any person claiming under or through him or her shall be or have any of the rights or privileges of a stockholder of the Company in respect of any of the Common Stock issuable upon the exercise of this Stock Option, unless and until certificates evidencing such shares of Common Stock shall have been duly issued and delivered.

8. NON-TRANSFERABILITY OF OPTION. The Stock Option granted hereunder shall not be transferable otherwise than by will, a living trust agreement under which the Recipient is the sole beneficiary during his or her life, or the laws of descent and distribution and shall be exercisable during the lifetime of the Recipient only by him or her or by the trustee of such a living trust. Except as otherwise herein provided, the Stock Option hereby granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged, hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of this Stock Option, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment, or similar process upon the rights and privileges hereby granted, then and in any such event this Stock Option and the rights and privileges hereby granted shall immediately become null and void.

9. ADJUSTMENT OF SHARES. If there shall be a change in the capital structure of the Company, including but not limited to a change in the number or kind of the outstanding shares of the Common Stock of the Company resulting from a stock dividend or split-up, or combination or reclassification of such shares (or of any stock or other securities into which shares shall have been changed, or for which they shall have been exchanged), then the Board of Directors of the Company shall make such equitable adjustments with respect to the Stock Option, or any other provisions of the Plan, as it deems necessary or appropriate to prevent dilution or enlargement of the Stock Option rights hereunder or of the shares subject to this Stock Option.

10. MERGER, CONSOLIDATION, REORGANIZATION, LIQUIDATION, ETC. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors may, acting in its absolute and sole discretion, make such arrangements, which shall be binding upon the Recipient of unexpired Stock Option rights, including but not limited to: (a) the substitution of new stock options or other contractual rights of any nature for any unexpired Stock Option then outstanding hereunder, (b) the assumption of any such unexpired Stock Option, (c) termination of or payment for such Stock Option or (d) the acceleration or immediate vesting of any such unexpired Stock Option. Notwithstanding anything to the contrary in this or any other Section of this Agreement, no amendment to this Agreement and no action taken by the Compensation Committee of the Board of Directors or the Board of Directors shall be valid or effective if, based on the advice of counsel to the Company, the effect of such Amendment or action would be to foreclose the availability of pooling accounting in any acquisition, merger or other reorganization to which the Company is a party,

11. NON-COMPETITION - FORFEITURE OF GAINS. The Recipient agrees that, if he or she "competes with the Company" within six (6) months of any date on which a Stock Option is exercised, (regardless whether such exercise date occurs before or after the Recipient's termination of employment), all unexercised Stock Option rights to which the Recipient is entitled pursuant to this Agreement shall immediately terminate and all of the "gain" resulting from the exercise of any such Stock Option shall immediately, upon receipt of written notice from the Company, be paid to the Company in cash. As used in this Section 11, the terms

     (a) "gain" shall mean the difference between the exercise price of any such Stock Option and either (i) the closing price of the Common Stock on the NYSE on the date of the Company's notice referred to above, and
          (ii) if any shares of Common Stock have been sold as a result of any such exercise, the gross proceeds resulting from such sale;

     (b)  "competes with the Company" shall mean

          (i) employment or service as an officer, director, partner, stockholder, proprietor, joint venturer, consultant, agent, investor or lender or in any other capacity (other than as the holder of not more than five percent of the total outstanding stock of any company whose securities are traded on a regular basis on any recognized securities exchange or national over-the-counter market) with or to any business which then competes with the business of the Company or any of its subsidiaries, franchisees or licensees ("Affiliates");

          (ii) solicitation, diversion or attempt to engage or hire or provide services to any customer, client, employee or job applicant of the Company or its Affiliates.

12. INTERPRETATION AND REGULATIONS. The Board of Directors of the Company, or the Compensation Committee of the Board of Directors (the "Committee") shall have the power to adopt and change rules and guidelines for administration of the Plan. The Plan shall be administered by the Committee which shall have the sole power to determine and interpret any provision of the Plan or this Agreement necessary or advisable for the grant and administration of the Stock Option granted hereby and the exercise of the rights granted herein, and the Committee may waive or amend any provisions hereof or take any action required or permitted hereby which is not expressly reserved to the Board of Directors in any manner not adversely affecting the rights granted to the recipient by the express terms hereof.

13. NO CONTRACT OF EMPLOYMENT. Nothing contained in this Agreement shall be construed or have the effect of creating or modifying a contract of employment or of continuing the Recipient's employment for any period of time.

14. SEVERABILITY. Any word, phrase, clause, sentence or other provision of this Agreement which violates, is prohibited by or is deemed unenforceable by or as a result of any law, court order or decision or public policy shall be modified as necessary to avoid the violation, prohibition or defect resulting in unenforceability and so as to make this Agreement valid and enforceable according to its tenor as fully as possible under applicable law and without affecting the other provisions hereof.

15. NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be addressed the Company (Attention: Treasury Department) at 2050 Spectrum Boulevard, Fort Lauderdale, Florida 33309, or at such other address as the Company may hereafter designate in writing to the Recipient. Any notice to be given to the Recipient shall be addressed to the Recipient at the address set forth on the Cover Page to this Stock Option Agreement or at such other address as the Recipient may hereafter designate in writing to the Company. Any such notice shall be deemed to have been duly given when deposited in the United States mails via regular or certified mail, addressed as aforesaid, postage prepaid.

16. EXECUTION OF THIS AGREEMENT. The Stock Option granted by this Agreement shall not become effective until, the Cover Page(s) or a counterpart thereof, has been executed by the Recipient. The Notice of Grant of Stock Options and Option Agreement, together with this Agreement, shall be construed as a single agreement.

17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.


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